UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
April 20, 2010
Date of Report
(Date of earliest event reported)
SMITH INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-8514	95-3822631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1310 Rankin Road, Houston, Texas
(Address of principal executive offices)
77073
(Zip Code)
(281) 443-3370
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On December 19, 2008, as previously reported, Doug Rock entered into an Employment Agreement with Smith International, Inc. (the “Company”) to serve as a Special Executive Advisor to the Chief Executive Officer of the Company, commencing January 1, 2009 and ending on the first day following the conclusion of the Company’s annual meeting of stockholders for the calendar year 2010, which was planned for May 11, 2010. Consistent with the intent of the Employment Agreement, on April 20, 2010, Mr. Rock informed the Company that he would terminate his Employment Agreement effective May 12, 2010. In connection with his termination of employment, Mr. Rock and the Company entered into an agreement on April 20, 2010 amending his 2007 restricted stock unit agreement to accelerate the vesting of 24,324 restricted stock units, effective as of his termination of employment. Mr. Rock remains a director and non-executive Chairman of the Board.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMITH INTERNATIONAL, INC.
Date: April 23, 2010	/s/ RICHARD E. CHANDLER, JR.
By: Richard E. Chandler, Jr.
Senior Vice President, General Counsel and Secretary